EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Rowan Companies, Inc.:
We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 2-58700, Amendment No. 1 to Registration Statement No. 33-33755, Registration Statement No. 33-61444, Registration Statement No. 33-51105, Registration Statement No. 33-51109, Registration Statement No. 333-25041, Registration Statement No. 33-25125, Registration Statement No. 333-84369, Registration Statement No. 333-84405, Registration Statement No. 333-101914, Registration Statement No. 333-132762 each on Form S-8, and to the incorporation by reference in Amendment No. 2 to Registration Statement No. 33-30057, Amendment No. 2 to Registration Statement No. 33-61696, Registration Statement No. 333-84407, Registration Statement No. 333-84423, Amendment No. 1 to Registration Statement No. 333-88855, Amendment No. 2 to Registration Statement No. 333-44874, Amendment No. 1 to Registration Statement No. 333-82798, Amendment No. 1 to Registration Statement No. 333-82802, Amendment No. 1 to Registration Statement No. 333-82804, and Amendment No. 1 to Registration Statement No. 333-110601, each on Form S-3, of our reports dated February 26, 2007, relating to the consolidated financial statements of Rowan Companies, Inc. and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Rowan Companies, Inc., for the year ended December 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 26, 2007